Exhibit 4.4.3

Third Supplemental Indenture

9-7/8% Notes due 2011

Dated as of June 23, 2004

This is a Third Supplemental Indenture (this “Supplemental Indenture”) among Saks Incorporated, a Tennessee corporation (the “Company”); the Subsidiary Guarantors that are signatories hereto, as Guarantors; J.P. Morgan Trust Company, National Association, successor in interest to Bank One Trust Company, National Association, as Trustee (the “Trustee”); Merchandise Credit, LLC, a Virginia limited liability company, and NorthPark Fixtures, Inc., a Delaware corporation (together, the “New Guarantors”).

Preliminary Statements

C. In accordance with Section 9.01 of the Indenture dated as of October 4, 2001 among the Company, the Subsidiary Guarantors named therein, and the Trustee (as amended, modified, and supplemented, the “Indenture”) , relating to the 9-7/8% Notes due 2011 of the Company, the Trustee, the Company, and the Guarantors (as defined in the Indenture) have agreed to amend the Indenture as of the date hereof to provide for the addition of additional Guarantors pursuant to the requirements of Section 10.15 of the Indenture.

D. All things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done.

Terms and Conditions

The parties to this Supplemental Indenture agree as follows:

SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

SECTION 2. Addition of New Guarantors. In accordance with Section 10.15 of the Indenture, the Indenture is hereby supplemented as permitted by Section 9.01(e) of the Indenture by adding each New Guarantor as a “Guarantor” thereunder. Accordingly, by their execution of this Supplemental Indenture, the New Guarantors acknowledge and agree that they are “Guarantors” under the Indenture and are bound by and subject to all of the terms of the Indenture applicable to Guarantors, including without limitation, the applicable provisions of Article Twelve of the Indenture.

SECTION 3. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

SECTION 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 5. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the parties hereto.

Saks Incorporated

By:	/s/ George W. Carlis
George W. Carlis, Senior Vice President

Attest:	/s/ Charles J. Hansen
Charles J. Hansen, Executive Vice President and Secretary

J.P. Morgan Trust Company, National Association, successor in interest to Bank One Trust Company, National Association, as Trustee

By:
Title:	Assistant Vice President

Attest:
Title:	Vice President

[Signatures continued on next page.]

[Signature Page to Supplemental Indenture dated as of June 23, 2004 regarding Saks Incorporated]

Carson Pirie Holdings, Inc.
Herberger’s Department Stores, LLC
Jackson Leasing, LLC
McRae’s, Inc.
McRae’s of Alabama, Inc.
McRae’s Stores Partnership
By:	McRae’s, Inc., Managing General Partner
McRae’s Stores Services, Inc.
McRlL,LLC
Merchandise Credit, LLC
New York City Saks, LLC
NorthPark Fixtures, Inc.
Parisian, Inc.
PMJN General Partnership, a Virginia general partnership
By:	Parisian, Inc., Managing Partner
Saks & Company
Saks Direct, Inc. (formerly SFA Folio Collections, Inc.)
Saks Distribution Centers, Inc.
Saks Fifth Avenue, Inc.
Saks Fifth Avenue Distribution Company
Saks Fifth Avenue of Texas, Inc.
Saks Fifth Avenue Texas, L.P.
Saks Holdings, Inc.
Saks Wholesalers, Inc.
SCCA Store Holdings, Inc.
SCIL, LLC
SCIL Store Holdings, Inc.
SFAILA, LLC
Tex SFA, Inc

By:	/s/ Charles J. Hansen
Charles J. Hansen, Executive Vice President and Secretary

Attest:	/s/ George W. Carlis
Georg W. Carlis, Senior Vice President and Assistant Secretary

[Signatures continued on next page.]

[Signature Page to Supplemental Indenture dated as of June 23, 2004 regarding Saks Incorporated]

SCCA, LLC

By:	/s/ Charles J. Hansen
Charles J. Hansen, President and Assistant Secretary

Attest:	/s/ George W. Carlis
Georg W. Carlis, Senior Vice President and Assistant Secretary